Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS

ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

New Order Sales Increase 25%

Net Sales Increase 16% to $43.4 Million

Earnings Increase 15% to $0.21 Diluted Per Share

Pompano Beach, Florida, January 20, 2009 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2008.  Net sales for this quarter were $43.4 million compared to $37.3 million for the quarter ended December 31, 2007, an increase of 16%.  Net sales for the nine months ended December 31, 2008 were $171.3 million compared to $147.9 million for the nine months ended December 31, 2007, also an increase of 16%.  Net income was $4.9 million or $0.21 diluted per share for the quarter ended December 31, 2008, compared to net income of $4.4 million or $0.18 diluted per share for the quarter ended December 31, 2007, an increase to earnings per share of 15%.  For the nine months ended December 31, 2008, net income was $17.3 million or $0.73 diluted per share compared to net income of $15.1 million or $0.62 diluted per share for the nine months ended December 31, 2007, an increase to earnings per share of 18%.

Menderes Akdag, President and CEO, commented: “We are pleased to report that new order sales increased by 25% to $11.2 million for the quarter ended December 31, 2008, compared to $9.0 million for the same quarter the prior year.  We acquired approximately 154,000 new customers in the quarter ended December 31, 2008, compared to 127,000 new customers for the same quarter the prior year.  We are also pleased to report that our net cash from operations increased by 60% to $15.8 million for the nine months ended December 31, 2008 from $9.9 million for the same period the prior year.  Our continuing focus will be on capturing additional market share, and improving reorders and our customer service levels in fiscal 2009.  Additionally, the Company repurchased approximately 336,000 shares of its outstanding common stock for approximately $4.6 million during the third quarter of fiscal 2009.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on January 20, 2009 until February 3, 2009 at 11:59 P.M.  To access the replay, call (866) 507-3618 (toll free) or (203) 369-1892, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2008.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2008	2008
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$27,190,543	$20,267,829
Temporary investments	16,490,000	4,780,000
Accounts receivable, less allowance for doubtful
accounts of $42,297 and $32,040, respectively	2,075,862	1,575,263
Inventories - finished goods	19,654,770	17,909,549
Prepaid expenses and other current assets	661,576	691,859
Prepaid income taxes	4,000,000	
Total current assets	70,072,751	45,224,500

Long term investments	14,650,000	24,740,000
Property and equipment, net	4,948,932	1,903,294
Deferred income taxes	908,759	1,221,853
Intangible assets	850,000	365,000

Total assets	$91,430,442	$73,454,647

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,279,299	$4,358,774
Accrued expenses and other current liabilities	2,022,664	1,876,655
Income taxes payable	2,686,014	185,243

Total liabilities	10,987,977	6,420,672

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
23,476,046 and 23,734,067 shares issued, respectively	23,476	23,734
Additional paid-in capital	4,443,674	8,396,277
Retained earnings	75,966,417	58,639,343
Less treasury stock, at cost; 0 and 3,100 shares, respectively		(34,277)

Total shareholders' equity	80,442,465	67,033,975

Total liabilities and shareholders' equity	$91,430,442	$73,454,647

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Sales	$43,405,846	$37,348,867	$171,341,670	$147,913,299
Cost of sales	26,088,572	22,175,847	105,375,803	90,390,635

Gross profit	17,317,274	15,173,020	65,965,867	57,522,664

Operating expenses:
General and administrative	5,019,183	4,542,522	16,448,431	15,502,308
Advertising	4,899,893	4,170,113	23,619,602	20,725,021
Depreciation and amortization	185,649	155,385	503,277	435,034
Total operating expenses	10,104,725	8,868,020	40,571,310	36,662,363

Income from operations	7,212,549	6,305,000	25,394,557	20,860,301

Other income:
Interest income, net	297,017	454,438	958,735	1,327,691
Other, net	(27,616)	110,416	301,835	535,346
Total other income	269,401	564,854	1,260,570	1,863,037

Income before provision for income taxes	7,481,950	6,869,854	26,655,127	22,723,338

Provision for income taxes	2,597,182	2,459,872	9,328,053	7,604,546

Net income	$4,884,768	$4,409,982	$17,327,074	$15,118,792

Net income per common share:
Basic	$0.21	$0.18	$0.74	$0.63
Diluted	$0.21	$0.18	$0.73	$0.62

Weighted average number of common shares outstanding:
Basic	23,333,025	24,162,552	23,446,990	24,175,567
Diluted	23,542,120	24,386,821	23,627,969	24,396,653

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net income	$17,327,074		$15,118,792
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	503,277		435,034
Share based compensation	1,089,889		1,237,893
Deferred income taxes	313,094		(536,014)
Bad debt expense	48,656		16,508
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(549,255)		564,267
Inventories - finished goods	(1,745,221)		(4,025,946)
Prepaid income taxes	(4,000,000)		(213,750)
Prepaid expenses and other current assets	30,283		168,905
Accounts payable	119,499		(3,199,167)
Income taxes payable	2,500,771		(229,321)
Accrued expenses and other current liabilities	146,009		525,795
Net cash provided by operating activities	15,784,076		9,862,996

Cash flows from investing activities:
Net change in investments	(1,620,000)		(5,735,000)
Purchases of property and equipment	(1,747,889)		(352,036)
Purchase of intangible asset	(485,000)		
Net cash used in investing activities	(3,852,889)		(6,087,036)

Cash flows from financing activities:
Purchases of treasury stock	(6,776,696)		(4,868,492)
Proceeds from the exercise of stock options	1,535,035		2,648,703
Tax benefit related to stock options exercised	233,188		267,631
Net cash used in financing activities	(5,008,473)		(1,952,158)

Net increase in cash and cash equivalents	6,922,714		1,823,802
Cash and cash equivalents, at beginning of period	20,267,829		316,470

Cash and cash equivalents, at end of period	$27,190,543		$2,140,272

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,281,000		$8,316,000

Retirement of treasury stock	$6,810,973		$4,689,140

Property and equipment purchases in accounts payable	$1,801,026	$	

Exhibit 99.1 Page 4 of 4